EXECUTION

                FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC.

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               FUNB SERIES 1999-C1

                             UNDERWRITING AGREEMENT


                                                     Charlotte, North Carolina
                                                              January 21, 1999

First Union Capital Markets,
a division of Wheat First Securities, Inc.
One First Union Center
Charlotte, North Carolina  28288-0166

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036



Dear Sirs:

      First Union Commercial Mortgage Securities, Inc., a North Carolina corporation (the "Company"), has issued its Commercial Mortgage Pass-Through Certificates, FUNB Series 1999-C1 (the "Certificates"), in 15 classes (each, a "Class") as designated in the Prospectus Supplement (as defined below). The Company further proposes to sell to you (each an "Underwriter" and together, the "Underwriters") on February 4, 1999 (the "Settlement Date") the Certificates set forth in Schedule I hereto (the "Underwritten Certificates") in the respective original principal and notional amounts set forth in Schedule I. The Certificates represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting of a segregated pool (the "Mortgage Pool") of mortgage loans (the "Mortgage Loans") secured by first liens on the borrowers' fee or leasehold interests in multifamily and commercial properties (the "Mortgaged Properties"). The Trust Fund was created and the Certificates were issued on December 30, 1998 (the "Closing Date"), and the Mortgage Pool is being serviced and administered pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 1998, among the Company, First Union National Bank, as master servicer ("FUNB" or the "Master Servicer"), Lennar Partners, Inc., as special servicer (the "Special Servicer") and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"). The Mortgage Loans were owned by First Union National Bank (in such capacity, the "Mortgage Loan Seller") and were acquired by the Company on the Closing Date pursuant to a mortgage loan purchase agreement (the "Mortgage Loan Purchase Agreement"), dated as of


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December 1, 1998, between the Mortgage Loan Seller and the Company. The
Underwritten Certificates were acquired by FUNB on the Closing Date and will be acquired from FUNB by the Company on or prior to the Settlement Date. The Underwritten Certificates and the Mortgage Pool are described more fully in
Schedule I hereto and in a registration statement furnished to you by the Company.

      Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

      1. Representations and Warranties. (I) The Company represents and warrants to, and agrees with, each Underwriter that:

            (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (No. 333-62671) on Form S-3 for the registration of Commercial Mortgage Pass-Through Certificates, issuable in series, including the Underwritten Certificates, under the Securities Act of 1933, as amended (the "1933 Act"), which registration statement has become effective and a copy of which, as amended to the date hereof, has heretofore been delivered to you. The Company meets the requirements for use of Form S-3 under the 1933 Act, and such registration statement, as amended at the date hereof, meets the requirements set forth in Rule 415(a)(1)(x) under the 1933 Act and complies in all other material respects with the 1933 Act and the rules and regulations thereunder. The Company proposes to file with the Commission, with your consent, pursuant to Rule 424 under the 1933 Act, a supplement dated January 21, 1999 (the "Prospectus Supplement") to the prospectus dated January 8, 1999 (the "Basic Prospectus"), relating to the Underwritten Certificates and the method of distribution thereof, and has previously advised you of all further information (financial and other) with respect to the Underwritten Certificates and the Mortgage Pool to be set forth therein. Such registration statement (No. 333-62671), including all exhibits thereto, is referred to herein as the "Registration Statement"; and the Basic Prospectus and the Prospectus Supplement, together with any amendment thereof or supplement thereto authorized by the Company prior to the Settlement Date for use in connection with the offering of the Underwritten Certificates, are hereinafter called the "Prospectus". Any preliminary form of the Prospectus Supplement that has heretofore been filed pursuant to Rule 424 or, prior to the effective date of the Registration Statement, pursuant to Rule 402(a) or 424(a), is hereinafter called a "Preliminary Prospectus Supplement". If so stated in the Prospectus Supplement, the Company will file with the Commission within fifteen days of the issuance of the Underwritten Certificates a report on Form 8-K ("8-K") setting forth specific information concerning the Mortgage Pool and the Underwritten Certificates to the extent that such information is not set forth in the Prospectus Supplement.

            (b) As of the date hereof, as of the date on which the Prospectus Supplement is first filed pursuant to Rule 424 under the 1933 Act, as of the date on which, prior to the Settlement Date, any amendment to the Registration Statement becomes effective, as of the date on which any supplement to the Prospectus Supplement is filed with the Commission, and as of the Settlement Date, (i) the Registration Statement, as amended


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      as of any such time, and the Prospectus, as amended or supplemented as of any such time, complies and will comply in all material respects with the applicable requirements of the 1933 Act and the rules and regulations thereunder, (ii) the Registration Statement, as amended as of any such time, does not contain and will not contain any untrue statement of a material fact and does not omit and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (iii) the Prospectus, as amended or supplemented as of any such time, does not contain and will not contain any untrue statement of a material fact and does not omit and will not omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to statements contained in or omitted from the Registration Statement or the Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through you specifically for use in the Registration Statement and the Prospectus (such information being identified in Section 8(b)).

            (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of North Carolina with corporate power and authority to own, lease or operate its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement and the Pooling and Servicing Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business.

            (d) As of the date hereof, as of the date on which the Prospectus Supplement is first filed pursuant to Rule 424 under the 1933 Act, as of the date on which, prior to the Settlement Date, any amendment to the Registration Statement becomes effective, as of the date on which any supplement to the Prospectus Supplement is filed with the Commission, and as of the Settlement Date, there has not and will not have been (i) any request by the Commission for any further amendment to the Registration Statement or the Prospectus or for any additional information, (ii) any issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threat of any proceeding for that purpose or (iii) any notification with respect to the suspension of the qualification of the Underwritten Certificates for sale in any jurisdiction or any initiation or threat of any proceeding for such purpose.

            (e) Each of this Agreement, the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreement has been duly authorized, executed and delivered by the Company and each of this Agreement, the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreement constitutes legal, valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by (i) bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting the enforcement of the rights of


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      creditors generally, (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law, and (iii) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement or the Pooling and Servicing Agreement that purport to provide indemnification from securities law liabilities.

            (f) As of the Settlement Date, the Underwritten Certificates, the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreement will conform in all material respects to the respective descriptions thereof contained in the Prospectus. As of the Settlement Date, the Underwritten Certificates will be duly and validly authorized and, when delivered in accordance with the Pooling and Servicing Agreement to you against payment therefor as provided herein, will be duly and validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement.

            (g) As of the Settlement Date, to the actual knowledge of the Company without any independent investigation, there has been no material adverse change with respect to the Mortgage Pool since the Closing Date.

            (h) The Company is not in violation of its certificate of incorporation or by-laws or in default under any agreement, indenture or instrument the effect of which violation or default would be material to the Company or which violation or default would have a material adverse affect on the performance of its obligations under this Agreement, the Pooling and Servicing Agreement or the Mortgage Loan Purchase Agreement. Neither the issuance and sale of the Underwritten Certificates, nor the execution and delivery by the Company of this Agreement or the Pooling and Servicing Agreement nor the consummation by the Company of any of the transactions herein or therein contemplated, nor compliance by the Company with the provisions hereof or thereof, did, does or will conflict with or result in a breach of any term or provision of the certificate of incorporation or by-laws of the Company or conflict with, result in a breach, violation or acceleration of, or constitute a default under, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it or any material asset is bound, or any statute, order or regulation applicable to the Company of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company.

            (i) There is no action, suit or proceeding against the Company pending, or, to the knowledge of the Company, threatened, before any court, arbitrator, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreement or the Underwritten Certificates, (ii) seeking to prevent the issuance of the Underwritten Certificates or the consummation of any of the transactions contemplated by this Agreement
      (iii) that might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement, the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreement or the Underwritten Certificates or (iv) seeking to affect adversely the federal income tax attributes of the Underwritten Certificates as


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      described in the Prospectus.

            (j) There are no contracts, indentures or other documents of a character required by the 1933 Act or by the rules and regulations thereunder to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described or referred to therein or so filed or incorporated by reference as exhibits thereto.

            (k) No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the offering or sale of the Underwritten Certificates pursuant to this Agreement, except such as have been, or as of the Settlement Date will have been, obtained or such as may otherwise be required under applicable state securities laws in connection with the purchase and offer and sale of the Underwritten Certificates by the Underwriters and any recordation of the respective assignments of the Mortgage Loans to the Trustee pursuant to the Pooling and Servicing Agreement that have not been completed.

            (l) The Company possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, and the Company has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company.

            (m) Any taxes, fees and other governmental charges in connection with the execution and delivery of this Agreement and the delivery and sale of the Underwritten Certificates (other than such federal, state and local taxes as may be payable on the income or gain recognized therefrom) have been or will be paid at or prior to the Settlement Date.

            (n)   [Reserved]

            (o) Neither the Company nor the Trust Fund is, and neither the sale of the Underwritten Certificates in the manner contemplated by the Prospectus nor the activities of the Trust Fund pursuant to the Pooling and Servicing Agreement will cause the Company or the Trust Fund to be, an "investment company" or under the control of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

            (p) Under generally accepted accounting principles ("GAAP") and for federal income tax purposes, the Company reported the transfer of the Mortgage Loans to the Trustee in exchange for the Underwritten Certificates and will report the sale of the Underwritten Certificates to the Underwriters pursuant to this Agreement as a sale of the interests in the Mortgage Loans evidenced by the Underwritten Certificates. The


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      consideration received by the Company upon the sale of the Underwritten
      Certificates to the Underwriters will constitute reasonably equivalent value and fair consideration for the Underwritten Certificates. The Company will be solvent at all relevant times prior to, and will not be rendered insolvent by, the sale of the Underwritten Certificates to the Underwriters. In addition, the Company was solvent at all relevant times prior to, and was not rendered insolvent by, the transfer of the Mortgage Loans to the Trustee on behalf of the Trust Fund. The Company is not selling the Underwritten Certificates to the Underwriters and did not transfer the Mortgage Loans to the Trustee on behalf of the Trust Fund with any intent to hinder, delay or defraud any of the creditors of the Company.

            (q) At the Settlement Date, the respective classes of Underwritten Certificates shall continue to have maintained ratings no lower than those set forth in Schedule I hereto by the nationally recognized statistical rating organizations identified in Schedule I hereto (individually and collectively, the "Rating Agency").

            (r) At the Closing Date, each of the representations and warranties of the Company set forth in the Certificate Purchase Agreement dated December 29, 1998, among First Union Commercial Mortgage Securities, Inc., as seller, First Union National Bank and Morgan Stanley & Co. Incorporated, as initial purchaser (the "Certificate Purchase Agreement"), were true and correct as of such date, and each Underwriter shall be entitled to rely upon each such representation and warranty as if such Underwriter had been a party to the Certificate Purchase Agreement.

      (II) FUNB represents and warrants to, and agrees with, each Underwriter, that:

            (a) FUNB is a national banking association validly existing under the laws of the United States of America and possesses all requisite authority, power, licenses, permits and franchises to carry on its business as currently conducted by it and to execute, deliver and comply with its obligations under the terms of this Agreement.

            (b) This Agreement has been duly and validly authorized, executed and delivered by FUNB and, assuming due authorization, execution and delivery hereof by the Company and the Underwriters, constitutes a legal, valid and binding obligation of FUNB, enforceable against FUNB in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights in general, as they may be applied in the context of the insolvency of a national banking association, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law), and by public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification from liabilities under applicable securities laws.

            (c) The execution and delivery of this Agreement by FUNB and FUNB's


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      performance and compliance with the terms of this Agreement will not (A)
      violate FUNB's articles of association or By-Laws, (B) violate any law or regulation or any administrative decree or order to which it is subject or
      (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any contract, agreement or other instrument to which FUNB is a party or by which FUNB is bound.

            (d) FUNB is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency or body, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of FUNB or its properties or have consequences that would materially and adversely affect its performance hereunder.

            (e) FUNB is not a party to or bound by any agreement or instrument or subject to any articles of association, bylaws or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that would materially and adversely affect the ability of FUNB to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by FUNB of its obligations under this Agreement (except to the extent such consent has been obtained).

            (f) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by FUNB of or compliance by FUNB with this Agreement or the consummation of the transactions contemplated by this Agreement except as have previously been obtained.

            (g) No litigation is pending or, to the best of FUNB's knowledge, threatened against FUNB that would prohibit its entering into this Agreement or materially and adversely affect the performance by FUNB of its obligations under this Agreement.

            (h) Each representation and warranty of the Company set forth in
      Section 1(I) hereof is true and correct as of the date hereof or as of the date specified in such representation and warranty.

      (III) Each Underwriter represents and warrants to the Company that, as of the date hereof and as of the Settlement Date, (i) such Underwriter has complied in all material respects with all of its obligations under Section 4 hereof and
(ii) with respect to all Computational Materials and ABS Term Sheets, if any, provided by such Underwriter to the Company pursuant to Section 4(b)(iv), such Computational Materials and ABS Term Sheets are accurate in all material respects (taking into account the assumptions explicitly set forth or otherwise referred to in the Computational Materials or ABS Term Sheets or in the Prospectus Supplement or the Preliminary Prospectus Supplement, and provided that the underlying data regarding the Mortgage Loans, and the related Mortgagors and Mortgaged Properties, provided to the Underwriters by the Mortgage Loan Seller is accurate and complete in all material respects) and constitute a complete set of all Computational Materials and ABS Term Sheets that are required to be filed with the Commission pursuant to the No-Action Letters (as defined herein).


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      2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at the applicable purchase prices set forth in
Schedule I hereto, the respective principal and notional amounts of the Underwritten Certificates set forth opposite the name of each Underwriter set forth in Schedule II hereto, and any additional portions of the Underwritten Certificates that any such Underwriter may be obligated to purchase pursuant to
Section 10, in all cases plus accrued interest as set forth in Schedule I.

      3. Delivery and Payment. Delivery of and payment for the Underwritten Certificates shall be made in the manner, at the location(s), on the Settlement Date at the time specified in Schedule I hereto (or such later date not later than ten business days after such specified date as you shall designate), which date and time may be changed by agreement between you and the Company or as provided in Section 10 hereof. Delivery of the Underwritten Certificates shall be made either directly to you or through the facilities of The Depository Trust Company ("DTC"), as specified in Schedule I hereto, for the respective accounts of the Underwriters against payment by the respective Underwriters through you of the purchase price therefor in immediately available funds wired to such bank as may be designated by the Company, or such other manner of payment as may be agreed upon by the Company and you. Any Class of Underwritten Certificates to be delivered through the facilities of DTC shall be represented by one or more global Certificates registered in the name of Cede & Co., as nominee of DTC, which global Certificate(s) shall be placed in the custody of DTC not later than 10:00 a.m. (New York City time) on the Settlement Date pursuant to a custodial arrangement to be entered into between the Trustee or its agent and DTC. Unless delivered through the facilities of DTC, the Underwritten Certificates shall be in fully registered certificated form, in such denominations and registered in such names as you may have requested in writing not less than one full business day in advance of the Settlement Date.

      The Company agrees to have the Underwritten Certificates, including the global Certificates representing the Underwritten Certificates to be delivered through the facilities of DTC, available for inspection, checking and, if applicable, packaging by you in New York, New York, not later than the close of business (New York City time) on the business day preceding the Settlement Date.

      References herein, including, without limitation, in the Schedules hereto, to actions taken or to be taken following the Settlement Date with respect to any Underwritten Certificates that are to be delivered through the facilities of DTC shall include, if the context so permits, actions taken or to be taken with respect to the interests in such Certificates as reflected on the books and records of DTC.

      4. Offering by Underwriters.

            (a) It is understood that the Underwriters propose to offer the Underwritten Certificates for sale to the public, including, without limitation, in and from the State of

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      New York, as set forth in the Prospectus Supplement. It is further understood that the Company, in reliance upon an exemption from the Attorney General of the State of New York to be granted pursuant to Policy Statement 104 and 105, has not and will not file the offering pursuant to
      Section 352-e of the General Business Law of the State of New York with respect to the Underwritten Certificates which are not "mortgage related securities" as defined in the 1934 Act (as defined below). Each of the Underwriters therefore covenants and agrees with the Company that sales of the Class C, Class D and Class E Certificates made by such Underwriter in and from the State of New York will be made only to institutional investors within the meaning of Policy Statement 105.

            (b) Each Underwriter may prepare and provide to prospective investors certain Computational Materials, Structural Term Sheets or Collateral Term Sheets in connection with its offering of the Certificates, subject to the following conditions:

                  (i) Such Underwriter shall comply with the requirements of the no-action letter, dated May 20, 1994, issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association, dated May 25, 1994 (collectively, the "Kidder/PSA Letter"), and the requirements of the no-action letter, dated February 17, 1995, issued by the Commission to the Public Securities Association (the "PSA Letter" and, together with the Kidder/PSA Letter, the "No-Action Letters").

                  (ii) For purposes hereof, "Computational Materials" shall have the meaning given such term in the No-Action Letters, but shall include only those Computational Materials that have been prepared or delivered to prospective investors by or at the direction of such Underwriter. For purposes hereof, "ABS Term Sheets," "Structural Term Sheets" and "Collateral Term Sheets" shall have the meanings given such terms in the PSA Letter but shall include only those ABS Term Sheets, Structural Term Sheets or Collateral Term Sheets that have been prepared for or delivered to prospective investors by or at the direction of such Underwriter.

                  (iii) All Computational Materials and ABS Term Sheets provided to prospective investors shall bear a legend in a form previously approved by the Company or its counsel.

                  (iv) Such Underwriter shall not distribute any such
            Computational Materials or ABS Term Sheets unless the forms and methodology thereof are in accordance with this Agreement. Such Underwriter shall provide to the Company, for filing on Form 8-K as provided in Section 5(g), copies (in such format as required by the Company) of all Computational Materials and ABS Term Sheets. The Underwriter may provide copies of the foregoing in a consolidated or aggregated form including all information required to be filed. All Computational


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            Materials and ABS Term Sheets described in this subsection (iv) must be provided to the Company (a) in paper or electronic format suitable for filing with the Commission and (b) not later than 10:00 a.m. (New York City time) on a business day that is not less than one business day before filing thereof is required pursuant to the terms of the No-Action Letters.

                  (v) All information included in the Computational Materials and ABS Term Sheets shall be generated based on substantially the same methodology and assumptions as are used to generate the information in the Prospectus Supplement as set forth therein; provided that the Computational Materials and ABS Term Sheets may include information based on alternative methodologies or assumptions if specified therein. If any Computational Materials or ABS Term Sheets were based on assumptions with respect to the Mortgage Pool that differ from the final Pool Information in any material respect or on Underwritten Certificate structuring assumptions (except in the case of Computational Materials when the different structuring terms were hypothesized and so described) that were revised in any material respect prior to the printing of the Prospectus, then to the extent that it has not already done so, such Underwriter shall immediately inform the Company and, upon the direction of the Company, and if not corrected by the Prospectus, shall prepare revised Computational Materials and ABS Term Sheets, as the case may be, based on the final Pool Information and structuring assumptions, circulate such revised Computational Materials and ABS Term Sheets to all recipients of the preliminary versions thereof, and include such revised Computational Materials and ABS Term Sheets (marked, "as revised") in the materials delivered to the Company pursuant to subsection (iv) above.

                  (vi) The Company shall not be obligated to file any
            Computational Materials or ABS Term Sheets that have been determined to contain any material error or omission, provided that the Company will file Computational Materials or ABS Term Sheets that contain a material error or, when read together with the Prospectus, a material omission if clearly marked (A) "superseded by materials dated ____________ __" and accompanied by corrected Computational Materials or ABS Term Sheets that are marked "material previously dated ___________ __, as corrected", or (B) if the material error or omission is to be corrected in the Prospectus, "superseded by materials contained in the Prospectus." If, within the period during which the Prospectus relating to the Underwritten Certificates is required to be delivered under the 1933 Act, any Computational Materials or ABS Term Sheets are determined, in the reasonable judgment of the Company or such Underwriter, to contain a material error or, when read together with the Prospectus, a material omission, then (unless the material error or omission was corrected in the Prospectus) the Underwriter shall prepare a corrected version of such Computational Materials or ABS Term Sheets, shall circulate such corrected Computational Materials or ABS Term Sheets to all recipients of the prior versions thereof, and shall deliver copies of such corrected Computational Materials or ABS Term Sheets (marked, "as corrected") to the Company for filing with the


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            Commission in a subsequent Form 8-K submission (subject to the
            Company's obtaining an accountant's comfort letter in respect of such corrected Computational Materials and ABS Term Sheets, which shall be at the expense of such Underwriter).

                  (vii) Such Underwriter shall be deemed to have represented, as of the Closing Date, that except for Computational Materials and/or ABS Term Sheets provided to the Company pursuant to subsection (iv) above, such Underwriter did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Underwritten Certificates that is required to be filed with the Commission in accordance with the No-Action Letters.

                  (viii) In the event of any delay in the delivery by such
            Underwriter to the Company of all Computational Materials and ABS Term Sheets required to be delivered in accordance with subsection
            (iv) above, the Company shall have the right to delay the release of the Prospectus to investors or to the Underwriter, to delay the Settlement Date and to take other appropriate actions in each case as necessary in order to allow the Company to comply with its agreement set forth in Section 5(g) to file the Computational Materials and ABS Term Sheets by the time specified therein.

                  (ix) Computational Materials and ABS Term Sheets may be
            distributed by the Underwriter through electronic means in accordance with SEC Release No. 33-7233 (the "Release").

            (c) Each Underwriter further agrees that it shall promptly provide the Company with such information as to matters of fact as the Company may reasonably request to enable it to comply with its reporting requirements with respect to each class of Underwritten Certificates to the extent such information can in the good faith judgment of the Underwriter be determined by it.

      5. Covenants of the Company. The Company covenants and agrees with the Underwriters that:

            (a) The Company will not file any amendment to the Registration Statement or any supplement to the Basic Prospectus relating to or affecting the Underwritten Certificates, unless the Company has furnished a copy to you for your review prior to filing, and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Company will cause the Prospectus Supplement to be transmitted to the Commission for filing pursuant to Rule 424 under the 1933 Act or will cause the Prospectus Supplement to be filed with the Commission pursuant to said Rule 424. The Company promptly will advise you or counsel for the Underwriters (i) when the Prospectus Supplement shall have been filed or transmitted to the Commission for filing pursuant to Rule 424, (ii) when any amendment to the Registration Statement shall have become effective, (iii) of any request by the Commission to amend the Registration Statement or supplement the Prospectus Supplement or for any additional information in respect of the offering contemplated hereby, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto which shall have become effective on or prior to the Settlement Date or the institution or threatening of any proceeding for that purpose, and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Underwritten Certificates for sale in any jurisdiction or the institution or threatening of any proceeding for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order or suspension and, if issued, to obtain as soon as possible the withdrawal thereof.

            (b) If, at any time when a prospectus relating to the Underwritten Certificates is required to be delivered under the 1933 Act, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the 1933 Act or the rules and regulations thereunder, the Company promptly will prepare and file with the Commission, at the expense of the Company, subject to paragraph (a) of this Section 5, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance and, if such amendment or supplement is required to be contained in a post-effective amendment to the Registration Statement, the Company will use its best efforts to cause such amendment to the Registration Statement to be made effective as soon as possible.

            (c) The Company will furnish to you and to counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Settlement Date, and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and each such amendment and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the 1933 Act, as many copies of any Preliminary Prospectus Supplement, the Prospectus Supplement and the Basic Prospectus and any amendments and supplements thereto as you may reasonably request.

            (d) The Company will furnish such information, execute such instruments and take such action, if any, as may be required to qualify the Underwritten Certificates for sale under the laws of such jurisdictions as you may designate and will maintain such qualifications in effect so long as required for the distribution of the Underwritten Certificates; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now subject to such service of process.

            (e) The Company will pay, or cause to be paid, all costs and expenses in connection with the transactions herein contemplated, including, but not limited to, the fees and disbursements of its counsel; the costs and expenses of printing (or otherwise reproducing) and delivering the Pooling and Servicing Agreement and the Underwritten Certificates; the fees and disbursements of accountants for the Company; the reasonable out-of-pocket costs and expenses in connection with the qualification or exemption of the Underwritten Certificates under state securities or "blue sky" laws, including filing fees and reasonable fees and disbursements of counsel in connection therewith, in connection with the preparation of any blue sky survey and in connection with any determination of the eligibility of the Underwritten Certificates for investment by institutional investors and the preparation of any legal investment survey; the expenses of printing any such blue sky survey and legal investment survey; the cost and expenses in connection with the preparation, printing and filing of the Registration Statement (including exhibits thereto), the Basic Prospectus, the Preliminary Prospectus Supplement, if any, and the Prospectus Supplement, the preparation and printing of this Agreement and the delivery to the Underwriters of such copies of the Basic Prospectus and each Preliminary Prospectus Supplement, if any, and Prospectus Supplement as you may reasonably request; the fees of the Rating Agencies that are rating the Underwritten Certificates; and the reasonable fees and disbursements of counsel to the Underwriters. Except as provided above or in Section 7, the Underwriters shall be responsible for paying all other costs and expenses incurred by them in connection with the purchase and sale of the Underwritten Certificates.

            (f) The Company will enforce the rights of the Underwriters as third party beneficiaries under the Pooling and Servicing Agreement as set forth in Section 11.09 thereof and will not consent to any amendment of the Pooling and Servicing Agreement that would adversely affect such rights of the Underwriters.

            (g) The Company shall, as to itself, and the Company, or pursuant to the Pooling and Servicing Agreement the Trustee, will be required to, as to the Trust Fund, satisfy and comply with all reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder. The Company will also file with the Commission a report on Form 8-K setting forth all Computational Materials and ABS Term Sheets provided to the Company by an Underwriter and identified by it as such within the time period allotted for such filing pursuant to the No-Action Letters; provided, however, that prior to such filing of the Computational Materials and ABS Term Sheets by the Company, each Underwriter must comply with its obligations pursuant to Section 4(b). The Company shall file any corrected Computational Materials described in Section 4(b)(vi) as soon as practicable following receipt thereof.

      6. Conditions to the Obligations of the Underwriters. The obligation of each Underwriter hereunder to purchase its allocated share of the Underwritten Certificates shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Settlement Date, as of the date the Prospectus

Supplement or any supplement thereto is filed with the Commission and as of the Settlement Date, to the accuracy of the statements of the Company made in any certificates delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

            (a) The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and not withdrawn and no proceedings for that purpose shall have been instituted or, to the Company's knowledge, threatened; and the Prospectus Supplement shall have been filed or transmitted for filing with the Commission in accordance with Rule 424 under the 1933 Act;

            (b) You shall have received from Brown & Wood, counsel for the Underwriters, a favorable opinion, dated the Closing Date, as to such matters regarding the Underwritten Certificates as you may reasonably request;

            (c) The Company shall have delivered to you a certificate of the Company, signed by an authorized officer of the Company and dated the Settlement Date, to the effect that: (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects at and as of the Settlement Date with the same effect as if made on the Settlement Date; and (ii) the Company has in all material respects complied with all the agreements and satisfied all the conditions on its part that are required hereby to be performed or satisfied at or prior to the Settlement Date; and FUNB shall have delivered to you a certificate of FUNB, signed by an authorized officer of FUNB and dated the Settlement Date, of the President, a Senior Vice President or a Vice President of FUNB to the effect that: (i) the representations and warranties of FUNB in this Agreement are true and correct in all material respects; and (ii) FUNB has, in all material respects, complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Settlement Date;

            (d) You shall have received with respect to each of the Company and FUNB a good standing certificate from the Secretary of State of the State of North Carolina, dated not earlier than 30 days prior to the Settlement Date;

            (e) (i) You shall have received from the Secretary or an assistant secretary of the Company, in his individual capacity, a certificate, dated the Closing Date, to the effect that: (x) each individual who, as an officer or representative of the Company, signed this Agreement, or any other document or certificate delivered on or before the Settlement Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Settlement Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures; and (y) no event (including, without limitation, any act or omission on the part of the Company) has occurred since the date of the good standing certificate referred to in paragraph 6(d) above which has affected the good standing of the Company under the laws of the State of

      North Carolina. Such certificate shall be accompanied by true and complete copies (certified as such by the Secretary or an assistant secretary of the Company) of the certificate of incorporation and by-laws of the Company, as in effect on the Settlement Date, and of the resolutions of the Company and any required shareholder consent relating to the transactions contemplated in this Agreement; and (ii) you shall have received from the Secretary or an assistant secretary of the FUNB, in his individual capacity, a certificate, dated the Settlement Date, to the effect that: (x) each individual who, as an officer or representative of FUNB, signed this Agreement or any other document or certificate delivered on or before the Settlement Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Settlement Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures; and (y) no event (including, without limitation, any act or omission on the part of FUNB) has occurred since the date of the good standing certificate referred to in paragraph 6(d) above which has affected the good standing of FUNB under the laws of the United States of America. Such certificate shall be accompanied by true and complete copies (certified as such by the Secretary or an assistant secretary of FUNB) of the articles of association or by-laws of FUNB, as in effect on the Settlement Date, and of the resolutions of FUNB and any required shareholder consent relating to the transactions contemplated in this Agreement;

            (f) You shall have received from Willkie Farr & Gallagher, special counsel for the Company, a favorable opinion, dated the Settlement Date and satisfactory in form and substance to you and counsel for the Underwriters, to the effect that:

                  (i) The Registration Statement and any amendments thereto have become effective under the 1933 Act; to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement, as amended, has been issued and not withdrawn, no proceedings for that purpose have been instituted or threatened and not terminated; and the Registration Statement, the Basic Prospectus, the Prospectus Supplement and each amendment or supplement thereto, as of their respective effective or issue dates (other than the financial statements, schedules and other financial and statistical information contained therein as to which such counsel need express no opinion), complied as to form in all material respects with the applicable requirements of the 1933 Act and the rules and regulations thereunder; and such counsel has no reason to believe that (A) the Registration Statement (which, for purposes of this clause, shall be deemed not to include any exhibits filed therewith), or any amendment thereto, at the time it became effective, contained or, as of the date of such opinion, contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that (B) the Prospectus, as amended or supplemented, as of the respective date thereof and at the date hereof, contained or contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (other than the financial statements, schedules and other financial and statistical information contained therein as to which such counsel need express no opinion);

                  (ii) To the best knowledge of such counsel, there are no
            material contracts, indentures or other documents of a character required to be described or referred to in the Registration Statement, as amended, or the Prospectus or to be filed as exhibits to the Registration Statement, as amended, other than those described or referred to therein or filed or incorporated by reference as exhibits thereto;

                  (iii) To the best knowledge of such counsel, there are no
            actions, proceedings or investigations pending before or threatened by any court, administrative agency or other tribunal to which the Company is a party or of which any of its properties is the subject
            (a) which if determined adversely to the Company would have a material adverse effect on the business or financial condition of the Company, (b) asserting the invalidity of this Agreement or the Underwritten Certificates, (c) seeking to prevent the sale of the Underwritten Certificates or the consummation by the Company of any of the transactions contemplated by this Agreement, as the case may be, or (d) which might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement or the Underwritten Certificates;

                  (iv) This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal, binding and enforceable agreement of the Company, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law and public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purports to provide indemnification from securities law liabilities;

                  (v)   [Reserved]

                  (vi) The statements set forth in the Prospectus Supplement under the headings "Description of the Certificates" and "Servicing of the Mortgage Loans" and in the Basic Prospectus under the headings "Description of the Certificates" and "Description of the Pooling Agreements", insofar as such statements purport to summarize certain provisions of the Underwritten Certificates and the Pooling and Servicing Agreement, are true and correct in all material respects;

                  (vii) The statements set forth in the Basic Prospectus and the
            Prospectus Supplement under the headings "Material Federal Income Tax Consequences", "ERISA Considerations" and "Legal Investment", to the extent that they constitute matters of federal law or legal conclusions with respect thereto, are correct in all material respects with respect to those consequences or aspects that are discussed;

                  (viii) Any Class of Underwritten Certificates will be
            "mortgage related securities", as defined in Section 3(a)(41) of the 1934 Act, so long as such Certificates are rated "AAA" or "AA" (or its equivalent) by at least one nationally recognized statistical rating organization;

                  (ix)  [Reserved]

                  (x) No consent, approval, authorization or order of any State of New York or federal court or governmental agency or body is required for the consummation by the Company of the transactions contemplated herein, except (A) such as have been obtained under the 1933 Act; (B) such as may be required under the blue sky laws of any jurisdiction in connection with the offer and sale of the Underwritten Certificates by the Underwriters, as to which such counsel need express no opinion; and (C) any recordation of the assignments of the Mortgage Loans pursuant to the Pooling and Servicing Agreement that has not yet been completed.

                  (xi) Assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, REMIC I, REMIC II, REMIC III and REMIC IV will each qualify as a real estate mortgage investment conduit (a "REMIC") under the Internal Revenue Code of 1986 (the "Code"), the Class R-I Certificates will be the sole class of "residual interests" in REMIC I, the Class R-II Certificates will be the sole class of "residual interests" in REMIC II, the Class R-III Certificates will be the sole class of "residual interests" in REMIC III, the Class R-IV Certificates will be the sole class of "residual interests" in REMIC IV and the Class A-1, Class A-2, Class IO-1, Class B, Class C, Class D, Class E, Class IO-2, Class F, Class G and Class H Certificates will be the "regular interests" in REMIC IV; and

                  (xii) The Certificates conform in all material respects to the description thereof contained in the Prospectus; and the Pooling and Servicing Agreement conforms in all material respects to the description thereof contained in the Prospectus.

            With respect to such opinion, such counsel may express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement and the Pooling and Servicing Agreement; may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Company; may qualify such opinion only as to the federal laws of the United States of America, the laws of the State of New York, the laws of the State of North Carolina and the corporation law of the State of Delaware; and may, to the extent deemed necessary by such counsel, rely on the opinion of counsel in the regular employ of the Company or any affiliate of the Company or independent North Carolina counsel. Such counsel shall also confirm that the Underwriters may rely, on and as of the Settlement Date, on any opinion or opinions of such counsel submitted to any Rating Agency as if addressed to the Underwriters and dated the Settlement Date;

            (g) You shall have received from Paul Hurdle, counsel for the Company and FUNB, a favorable opinion, dated the Closing Date and satisfactory in form and substance to you and counsel for the Underwriters, to the effect that:

                  (i) The Company is a corporation in good standing under the laws of the State of North Carolina and has the corporate power and authority to enter into and perform its obligations under this Agreement.

                  (ii) No consent, approval, authorization or order of the State of North Carolina is required for the consummation by the Company of the transactions contemplated herein.

                  (iii) Neither the sale of the Underwritten Certificates, nor the execution or delivery of or performance under this Agreement, nor the consummation of any other of the transactions contemplated herein will conflict with or result in a breach or violation of any term or provision of, or constitute a default (or an event which with the passing of time or notification, or both, would constitute a default) under, the certificate of incorporation or by-laws of the Company, or, to the knowledge of such counsel, any indenture or other agreement or instrument to which the Company is a party or by which it is bound, or any State of North Carolina or federal statute or regulation applicable to the Company, or, to the knowledge of such counsel, any order of any State of North Carolina or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Company.

                  (iv) FUNB is a national banking association validly existing under the laws of the United States of America and possesses all requisite power and authority to enter into and perform its obligations under this Agreement.

                  (v) This Agreement has been duly authorized, executed and
            delivered by FUNB.

                  (vi) This Agreement, upon due authorization, execution and delivery by the other parties hereto, will constitute a valid, legal and binding agreement of FUNB, enforceable against FUNB in accordance with its terms, except as enforceability may be limited by (a) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors generally, as they may be applied in the context of the insolvency of a national banking association, (b) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law, and (c) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of provisions which purport to provide indemnification from securities law liabilities.

                  (vii) No consent, approval, authorization or order of any
            federal court or governmental agency or body is required for the consummation by FUNB of the transactions contemplated by this Agreement, except such as may be required under the "Blue Sky" laws of any jurisdiction in connection with the purchase and the offer and sale of the Certificates by the Underwriters, as to which such counsel express no opinion.

                  (viii) The fulfillment of the terms of this Agreement will not conflict with or result in a breach or violation of any term or provision of, or constitute a default (or an event which with the passing of time or notification, or both, would constitute a material default) under, the articles of association or by-laws of FUNB or, to such counsel's knowledge, any contract, agreement or other instrument to which FUNB is a party or by which it is bound, or any federal statute or regulation applicable to FUNB or, to such counsel's knowledge, any order of any federal court, regulatory body, administrative agency or governmental body having jurisdiction over FUNB.

                  (ix) To the best knowledge of such counsel, there are no
            actions, proceedings or investigations pending before or threatened by any court, administrative agency or other tribunal to which FUNB is a party or of which any of its properties is the subject (a) which, if determined adversely to FUNB, would have a material adverse effect on the business or financial condition of FUNB, (b) asserting the invalidity of this Agreement, (c) seeking to prevent the consummation by FUNB of any of the transactions contemplated by this Agreement or (d) which might materially and adversely affect the performance by FUNB of its obligations under, or the validity or enforceability of this Agreement.

            (h) You shall have received from Deloitte & Touche LLP, certified public accountants, a letter dated the Settlement Date and satisfactory in form and substance to you and counsel for the Underwriters, to the following effect:

                  (1) they have performed certain specified procedures as a
            result of which they have determined that the information of an accounting, financial or statistical nature set forth in the Prospectus Supplement under the captions "Summary of the Prospectus Supplement," "Description of the Mortgage Pool" and "Yield and Maturity Considerations" and on Annex A agrees with the data sheet or computer tape prepared by or on behalf of the Mortgage Loan Seller, unless non-material deviations are otherwise noted in such letter; and

                  (2) they have compared the data contained in the data sheet or computer
            tape referred to in the immediately preceding clause (1) to information contained in an agreed upon sampling of the Mortgage Loan files and in such other sources as shall be specified by them, and found such data and information to be in agreement in all material respects, unless non-material deviations are otherwise noted in such letter;

            (i) You shall have received written confirmation from the Rating Agencies that the ratings assigned to the Underwritten Certificates on the Closing Date are as described on Schedule I hereto and that, as of the Settlement Date, no notice has been given of (i) any intended or possible downgrading or (ii) any review or possible changes in such ratings;

            (j)   [Reserved]

            (k) You shall have received from the Secretary or an assistant secretary of the Trustee, in his individual capacity, a certificate, dated the Settlement Date, to the effect that the information under the heading "Description of the Certificates - The Trustee" in the Prospectus Supplement is true and correct in all material respects;

            (l) You shall have received from Cadwalader, Wickersham & Taft, counsel for the Trustee, written confirmation that the Underwriters may rely on the opinion of such counsel delivered on the Closing Date pursuant to the Certificate Purchase Agreement as if such opinion has been addressed to the Underwriters;

            (m)   [Reserved]

            (n) You shall have received from the Secretary or an assistant secretary of the Master Servicer, in his individual capacity, a certificate, dated the Settlement Date, to the effect that the information relating to the Master Servicer under the heading "Servicing of the Mortgage Loans - The Master Servicer and Special Servicer" in the Prospectus Supplement, is true and correct in all material respects;

            (o) You shall have received from Kilpatrick Stockton, LLP, counsel for the Master Servicer, written confirmation that the Underwriters may rely on the opinion of such counsel delivered on the Closing Date pursuant to the Certificate Purchase Agreement, as if such opinion has been addressed to the Underwriters;

            (p)   [Reserved]

            (q) You shall have received from the Secretary or an assistant secretary of the Special Servicer, in his individual capacity, a certificate, dated the Settlement Date, to the effect that the information relating to the Special Servicer under the heading "Servicing of the Mortgage Loans- The Master Servicer and Special Servicer" in the Prospectus Supplement, is true and correct in all material respects;

            (r) You shall have received from Peabody & Brown, counsel for the Special Servicer, written confirmation that the Underwriters may rely on the opinion of such counsel delivered on the Closing Date pursuant to the Certificate Purchase Agreement, as if such opinion has been addressed to the Underwriters;

            (s)   [Reserved]

            (t) You shall have received from Paul Hurdle, counsel for the Mortgage Loan Seller, written confirmation that the Underwriters may rely on any opinion or opinions of such counsel delivered on the Closing Date pursuant to the Mortgage Loan Purchase Agreement or addressed to any Rating Agency, in each case as if such opinion were addressed to the Underwriters;

            (u) You shall have received from Willkie Farr & Gallagher, special counsel for the Company, written confirmation that the Underwriters may rely on the opinions of such counsel with respect to the transfer of the Mortgage Loans to the Company and all other opinions delivered to the Rating Agencies in connection with the transactions contemplated hereby, as if such opinions had been addressed to the Underwriters;

            (v) You shall have received from Willkie Farr & Gallagher, special counsel for the Company, written confirmation that the Underwriters may rely on the opinions of such counsel delivered under the Certificate Purchase Agreement, as if such opinions had been addressed to the Underwriters;

            (w) You shall have received from Paul Hurdle, counsel for the Company and FUNB, written confirmation that the Underwriters may rely on the opinions of such counsel delivered on the Closing Date pursuant to the Certificate Purchase Agreement, as if such opinions had been addressed to the Underwriters; and

            (x) All proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be satisfactory in form and substance to you and counsel for the Underwriters, and you and such counsel shall have received such additional information, certificates and documents as you or they may have reasonably requested.

            If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, if the Company is in breach of any covenants or agreements contained herein or if any of the opinions and certificates referred to above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to you and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Settlement Date by you. Notice of such cancellation shall be given to the Company in writing, or by telephone or telegraph confirmed in writing.

            7. Reimbursement of Underwriters' Expenses. If the sale of the Underwritten

Certificates provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally, upon demand, for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Underwritten Certificates.

            8.    Indemnification.

            (a) The Company and FUNB, jointly and severally, agree to indemnify and hold harmless each Underwriter, its directors and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (1) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Basic Prospectus, any Preliminary Prospectus Supplement or the Prospectus Supplement (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (2) any error in the information supplied to the Underwriters relating to the Mortgage Loans other than information contained in the Preliminary Prospectus Supplement or the Prospectus Supplement (the "Collateral Information"); provided that such Collateral Information is used in a manner not inconsistent with the 1933 Act; provided, further, that no indemnity shall be provided if the Collateral Information was corrected and such corrected materials were supplied to the Underwriters prior to the dissemination of the materials with respect to which such loss, liability, claim, damage or expense was incurred; and provided further, that the foregoing indemnity with respect to the Basic Prospectus or any Preliminary Prospectus Supplement shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting claims giving rise to any such losses, claims, damages, expenses or liabilities purchased Underwritten Certificates if such untrue statement or omission or alleged untrue statement or omission made in any Preliminary Prospectus Supplement is eliminated or remedied in the Prospectus and, if required by law, a copy of the Prospectus shall not have been furnished to such person at or prior to the written confirmation of the sale of such Certificates to such person;

                  (ii) against any and all loss, liability, claim, damage and expense
            whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever, as incurred
            (including the fees and disbursements of counsel chosen by such Underwriter or, if more than one Underwriter is involved, by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

      provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information (as specified in Section 8(b) below) furnished to the Company by any Underwriter expressly for use in the Registration Statement (or any amendment thereto) or in the Basic Prospectus, any Preliminary Prospectus Supplement or the Prospectus Supplement (or any amendment or supplement thereto).

            (b) Each Underwriter, severally but not jointly, agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or in the Basic Prospectus, any Preliminary Prospectus Supplement or the Prospectus Supplement (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use in the Registration Statement (or any amendment thereto) or in the Basic Prospectus, such Preliminary Prospectus Supplement or the Prospectus Supplement (or any amendment or supplement thereto); in addition, each Underwriter, severally but not jointly, shall indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all losses, liabilities, claims and damages as incurred arising out of any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact contained in any ABS Term Sheets or Computational Materials which, when read together with any Preliminary Prospectus Supplement and the Prospectus Supplement, was required to be stated therein or necessary to make the statements therein not misleading; provided, that no such material misstatement or omission arises from an error or omission in information relating to the underlying data regarding the Mortgage Loans or the related Mortgagors or Mortgaged Properties provided by the Company to such Underwriter; and provided, further, that any such ABS Term Sheets or Computational Materials were prepared by such Underwriter and distributed by such Underwriter. It is hereby acknowledged that (i) the statements set forth in the second clause of the last paragraph on the cover of the Prospectus Supplement, (ii) the statements in the third and fifth paragraphs under the caption "Method of Distribution" in the Prospectus Supplement and
      (iii) the statements in any Computational Materials and ABS Term Sheets delivered by the Underwriters to the Company for filing with the Commission pursuant to this Agreement and the No-Action Letters, constitute the only written information furnished to the Company by the Underwriters expressly for use in the Registration Statement (or any amendment thereto) or in the Basic Prospectus, the Preliminary Prospectus Supplement or the Prospectus Supplement (or any amendment or supplement thereto).

            (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from the indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel, or (ii) the indemnifying party shall not have assumed the defense of such action, with counsel satisfactory to the indemnified party, within a reasonable period following the indemnifying party's receiving notice of such action, or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In no event shall the indemnifying party or parties be liable for fees and expenses of more than one counsel (or, in the event the Company is the indemnifying party, one counsel for each Underwriter) (in addition to any local counsel) separate from its or their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Unless it shall assume the defense of any proceeding, an indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. If an indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party or, if such settlement provides for release of the indemnified party in connection with all matters relating to the proceeding that have been asserted against the indemnified party in such proceeding by the other parties to such settlement, without the consent of the indemnified party.

            (d) The indemnity agreements contained in this Section 8 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Company, the Underwriters, any of their respective directors or officers, or any person controlling the Company or the Underwriters, and (iii) acceptance of and payment for any of the Underwritten Certificates.

      9. Contribution. (a) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 8 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, or if such indemnification provided for in Section 8 hereof is insufficient in respect of any losses, liabilities, claims or damages referred to therein, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriters, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Underwriter on the other from the offering of the Underwritten Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation; and provided, further, that in no event shall either Underwriter be obligated to contribute more than its share of the underwriting discounts and commissions pertaining to the Underwritten Certificates. It is hereby acknowledged that the respective Underwriters' obligations under this Section 9 shall be several and not joint. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and such Underwriter's directors, shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

            (b) The parties hereto agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation that does not take account of the considerations referred to in subsection (a) above. The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims or damages referred to in Section 8 or this Section 9 shall be deemed to include any legal fees and disbursements or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim except where the indemnified party is required to bear such expenses, which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that it is reasonable to believe that the indemnifying party will be ultimately obligated to pay such expenses. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment. The remedies provided for in Section 8 and this Section 9 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

            (c) The contribution agreements contained in this Section 9 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Company, the Underwriters, any of their respective directors or officers, or any person controlling the Company or the Underwriters, and (iii) acceptance of and payment for any of the Underwritten Certificates.

      10. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Underwritten Certificates agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally (in the respective proportions which the portion of the Underwritten Certificates set forth opposite their names in Schedule II hereto bears to the aggregate amount of Underwritten Certificates set forth opposite the names of all the remaining Underwriters) to purchase the Underwritten Certificates that the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the amount of Underwritten Certificates that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Underwritten Certificates set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Underwritten Certificates, and if such nondefaulting Underwriters do not purchase all of the Underwritten Certificates, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company, except as provided in Section 11 or Section 12. In the event of a default by any Underwriter as set forth in this Section 10, the Settlement Date for the Underwritten Certificates shall be postponed for such period, not exceeding ten business days, as you shall determine in order that the required changes in the Registration Statement and the Prospectus Supplement or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

      11. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, or by or on behalf of the Company, or by or on behalf of any of the controlling persons and officers and directors referred to in Sections 8 and 9, and shall survive delivery of the Underwritten Certificates to the Underwriters.

      12. Termination of Agreement; Survival.

            (a) The Underwriters may terminate this Agreement, by notice to the Company, at any time at or prior to the Settlement Date (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, FUNB and their respective subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or
      (ii) if there has occurred any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which is such as to make it, in the reasonable judgment of either Underwriter, impracticable to market the Underwritten Certificates or to enforce contracts for the sale of the Underwritten Certificates, or (iii) if trading generally on the New York Stock Exchange has been suspended, or if a banking moratorium has been declared by either federal or New York authorities.

            (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except as provided in Section 11 or Section 12 (c).

            (c) The provisions of Section 5(e) regarding the payment of costs and expenses and the provisions of Sections 8 and 9 hereof shall survive the termination of this Agreement.

      13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to One First Union Center, Charlotte, North Carolina 28288-0166,
Attention: R. Owen Williams and to Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Russell Rahbany; notices to FUNB shall be directed to it at One First Union Center, Charlotte, North Carolina 28288-0166, Attention: Craig Lieberman and notices to the Company shall be directed to it at First Union Commercial Mortgage Securities, Inc., One First Union Center, Charlotte, North Carolina 28288-0166, Attention: President; or, in either case, such other address as may hereafter be furnished by the Underwriters, FUNB or the Company to the other such parties in writing.

      14. Parties. This Agreement shall inure to the benefit of and be binding upon each of the Underwriters, the Company and FUNB and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and FUNB and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and FUNB and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Underwritten Certificates from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

      15. Applicable Law; Counterparts. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in said State. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, FUNB and the several Underwriters.

                                    Very truly yours,

                                    FIRST UNION COMMERCIAL MORTGAGE
                                    SECURITIES, INC.

                                    By: /s/ CRAIG LIEBERMAN
                                        ---------------------
                                    Name:   Craig Lieberman
                                    Title:  Vice President

                                    FIRST UNION NATIONAL BANK

                                    By: /s/ CRAIG LIEBERMAN
                                        ---------------------
                                    Name:   Craig Lieberman
                                    Title:  Vice President



      The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

FIRST UNION CAPITAL MARKETS,
A DIVISION OF WHEAT FIRST
SECURITIES, INC.


By: /s/ WILLIAM W. INGRAM
    ---------------------
Name:   William W. Ingram
Title:  Managing Director

MORGAN STANLEY & CO. INCORPORATED


By: /s/ RUSSELL RAHBANY
    -------------------
Name:   Russell Rahbany
Title:  Principal

                                   SCHEDULE I


Underwriting Agreement dated January 21, 1999:

      As used in this Schedule I, the term "Registration Statement" refers to registration statement No. 333-62671 filed by the Company on Form S-3 and declared effective on January 8, 1999. The term "Basic Prospectus" refers to the form of prospectus in the Registration Statement or such later form as most recently filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended. The term "Prospectus Supplement" refers to the supplement dated January 21, 1999 to the Basic Prospectus, relating to the mortgage pass-through certificates being sold pursuant to the Underwriting Agreement (the "Underwritten Certificates").

Mortgage Pool:

      Two hundred and thirty-eight commercial mortgage loans, having an aggregate principal balance, after giving effect to payments of principal due on or before February 1, 1999 (the "Cut-Off Date"), of $1,163,518,250 (the "Cut-Off Date Pool Balance"), and otherwise complying in all material respects with the description thereof set forth in the Prospectus Supplement.

Title, Purchase Price and Description of Underwritten Certificates:

First Union Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates FUNB Series 1999-C1, Class A-1, Class A-2, Class IO-1, Class B, Class C, Class D and Class E.

                Settlement Date
                   Aggregate       Pass-                          Purchase
                  Certificate     Through                            Price
Designation    Principal Balance    Rate        Rating (1)      Percentage (2)
-----------    -----------------    ----        ----------      --------------

Class A-1        $222,414,205      5.73%         Aaa/AAA           100.4833%
Class A-2        $608,949,000      6.07%         Aaa/AAA           101.4829%
Class IO-1                N/A      (3)           Aaa/AAAr            6.2560%
Class B           $58,273,000      6.22%          Aa2/AA           101.4852%
Class C           $61,186,000       (4)            A2/A            101.4367%
Class D           $67,014,000       (4)          Baa2/BBB           95.5940%
Class E           $17,482,000       (4)          Baa3/BBB-          87.0025%


--------------------

(1) By each of Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

(2) There shall be added to the purchase price for each Class of Underwritten Certificates accrued interest, if any, at the initial Pass-Through Rate for such Class from February 1, 1999, up to, but not including, February 4, 1999.

(3) The Class IO-1 Certificates will not have a Certificate Principal Balance nor will they entitle the holders thereof to receive distributions of principal, but are entitled to receive payments on the aggregate interest accrued at a variable rate on the notional amount of each component of the Class IO-1 Certificates, as described in the Prospectus Supplement.

(4) The Class C, Class D and Class E Certificates shall each accrue interest on the respective principal balance thereof from time to time at a variable rate equal to the Weighted Net Mortgage Rate minus 0.51%, 0.03% and 0.03%, respectively (as described in the Prospectus Supplement).

Credit Support and Other Terms and Conditions of the Underwritten
Certificates:  As described in the Prospectus Supplement.

Closing Time, Settlement Date and Location: 10:00 a.m. (New York City time) on February 4, 1999 at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York 10019-6099; except that delivery of the Underwritten Certificates shall be made through the facilities of The Depository Trust Company.

Initial Public Offering Price: The Underwritten Certificates will be offered to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

                                   SCHEDULE II

                Underwriting Agreement dated January 21, 1999

                                                         50/50 Split
                                                     Approximate Aggregate
                                                     Principal or Notional
                                                     Amount of Certificates
Underwriters                   Class                    to be Purchased
------------                   -----                 ----------------------

First Union Capital Markets, a division of Wheat First Securities, Inc.

                              Class A-1               $111,207,105
                              Class A-2               $304,474,500
                              Class IO-1              $261,518,304(Notional)
                              Class B                 $ 29,136,500
                              Class C                 $ 30,593,000
                              Class D                 $ 33,507,000
                              Class E                 $  8,741,000


Morgan Stanley & Co. Incorporated

                              Class A-1               $111,207,100
                              Class A-2               $304,474,500
                              Class IO-1              $261,518,304(Notional)
                              Class B                 $ 29,136,500
                              Class C                 $ 30,593,000
                              Class D                 $ 33,507,000
                              Class E                 $  8,741,000